Exhibit 10.1(i)

GUARANTY

November 14, 2005

CapitalSource Finance LLC, as Agent
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland  20815

Re:                               (i) Evolving Systems, Inc., a Delaware corporation (“ESI”) (ii) Telecom Software Enterprises, LLC, a Colorado limited liability company (“Telecom”), and (iii) Evolving Systems Holdings, Inc., a Delaware corporation (“Holdings”, and together with ESI and Telecom, each, a “Guarantor” and collectively, “Guarantors”)

Ladies and Gentlemen:

Pursuant to the Revolving Facility Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”), dated as of November 14, 2005 among CapitalSource Finance LLC, as Agent (“Agent”), CSE Finance, Inc. and the other Lenders from time to time a party thereto, Evolving Systems Ltd., a company incorporated under the laws of England & Wales with registration number 2325854 (“Borrower”) and Evolving Systems Holdings Ltd., a company incorporated under the laws of England & Wales with registration number 5272751 (“U.K. Guarantor,” and, together with Borrower, individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders have agreed to make available to Borrower a Revolving Facility and other advances (collectively, the “Loans”).  As a condition to Lenders entering into the Loan Agreement and funding the Loans, the Lenders are requiring that the above-referenced Guarantors execute and deliver this Guaranty (the “Guaranty”) in favor of Agent and the Lenders.

Due to the close business and financial relationships between the Guarantors and the Credit Parties, in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of the Lenders making loans and advances and providing other financial accommodations to Borrower or any other Credit Party pursuant to the Loan Agreement and other Loan Documents, Guarantors hereby agree in favor of Agent and the Lenders as follows:

1.                                       Definitions.  As used herein the following terms shall have the following meanings. Initially capitalized terms used herein without definitions shall have the meanings given in the Loan Agreement.

(a)                                  “Security Agreement” shall have the meaning set forth in Section 3 hereof.

(b)                                 “Obligor” and “Obligors” shall have the meanings set forth in Section 4(a) hereof.

2.                                       Guaranty.

(a)                                  Each Guarantor absolutely, unconditionally and irrevocably guarantees and agrees to be liable for the full and indefeasible payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”):  (i) all Obligations of Borrower and/or any other Credit Parties to Agent or any Lender, now or hereafter existing under the Loan Agreement or any other Loan Document, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, and whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower or any other Credit Party under any Debtor Relief Laws (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or such Lender and (ii) all costs and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent or any Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower’s and/or any other Credit Party’s Obligations as aforesaid to Agent or any Lender, the rights of Agent or any Lender in any collateral securing the Obligations or under this Guaranty, the Security Agreement and all other Loan Documents or involving claims by or against Agent or any Lender directly or indirectly arising out of or related to the relationships between Borrower, any Guarantor or any other Credit Party and Agent or any Lender under this Agreement, the Loan Agreement, any other Loan Documents or any other document executed in connection therewith, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Loan Documents or after the commencement of any case with respect to any Credit Party under any Debtor Relief Laws; provided, however, that no Guarantor shall be required to pay or reimburse Agent or any Lender for any costs or expenses incurred by Agent or such Lender in connection with any action, claim or proceeding which is determined in a final, nonappealable judgment by a court of competent jurisdiction binding on such party to have arisen as a result of the gross negligence or willful misconduct of such party; provided, further, that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower or any other Credit Party to Agent and Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving Borrower or any other Credit Party.

(b)                                 This Guaranty is a guaranty of payment and not of collection.  Each Guarantor agrees that Agent need not attempt to collect any Guaranteed Obligations from Borrower, any other Credit Party, any other Guarantor or any other Obligor or to realize upon any collateral or other security granted in favor of Agent for the Guaranteed Obligations, but may require Guarantors to make immediate payment of all of the Guaranteed Obligations to Agent, for the benefit of the Lenders, when due, whether by maturity, acceleration or otherwise, or at any time thereafter.  Agent shall apply any amounts received in respect of the Guaranteed Obligations to the Guaranteed Obligations in such order as Agent may elect.

(c)                                  Payment by Guarantors shall be made in U.S. dollars to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due.  Guarantors shall make all payments to Agent on the Guaranteed Obligations without deduction or withholding for or on account of, any setoff, counterclaim, defense, Taxes, Other Taxes or conditions of any kind.  One or more successive or concurrent actions may be brought hereon against any Guarantor either in the same action in which Borrower, any other Credit Party or any other Obligor is sued or in separate actions.  In the event any claim or action, or action on any judgment, based on this Guaranty is brought against any Guarantor, such Guarantor agrees not to deduct or set-off any amounts which are or may be owed by Agent or any Lender to any Guarantor or make any counterclaim or seek recoupment in any action.

3.                                       Grant and Perfection of Security Interest.

(a)                                  Grant of Security Interest.  To secure payment and performance of the Guaranteed Obligations, each Guarantor has granted to Agent, for the ratable benefit of the Lenders, a continuing security interest in and Lien upon, all such Guarantor’s personal property and assets referred to therein, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Guaranteed Obligations at any time granted to or held or acquired by Agent or any Lender, the “Collateral”) pursuant to that certain Security Agreement (the “Security Agreement”), dated as of the date hereof, among Guarantors and Agent.

4.                                       Waivers and Consents.

(a)                                  With respect to the obligations and liabilities of the Guarantors under this Guaranty in their capacity as Guarantors, notice of acceptance of this Guaranty, the making of loans and advances and providing other financial accommodations to Borrower or any other Credit Party and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Guarantors or any other Credit Party is entitled are hereby waived by Guarantors.  Each Guarantor also waives notice of and hereby consents to (i) any amendment, modification, supplement, waiver, extension, renewal, or restatement of the Loan Agreement and any of the other Loan Documents, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Loan Documents and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guaranties now or at any time held by or available to Agent or any Lender for the obligations of Borrower, any other Credit Party or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), (iii) the exercise of, or refraining from the exercise of any rights against Borrower, any other Credit Party or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agent or any Lender of Borrower under the applicable provisions of any Debtor Relief Laws.  Each Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of any Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b)                                 No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guaranty, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower or any other Credit Party in respect of any of the Guaranteed Obligations, or any Guarantor in respect of this Guaranty (other than the irrevocable and indefeasible payment in full in cash of the Guaranteed Obligations), affect, impair or be a defense to this Guaranty.  Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent in perfecting any such lien or security interest.  As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower or any other Credit Party under any Debtor Relief Laws, Guarantors shall be liable therefor, even if Borrower’s or any other Credit Party’s liability for such amounts does not, or ceases to, exist by operation of law.  Each Guarantor acknowledges that neither Agent nor any Lender has made any representations to Guarantors with respect to Borrower, any other Credit Party, any other Obligor or otherwise in connection with the execution and delivery by Guarantors of this Guaranty and no Guarantor is in any respect relying upon Agent or any Lender or any statements by Agent or any Lender in connection with this Guaranty.

(c)                                  Each Guarantor hereby irrevocably and unconditionally waives and relinquishes, until the irrevocable and indefeasible payment in full in cash of the Guaranteed Obligations, all statutory, contractual, common law, equitable and all other claims against Borrower or any other Credit Party, any collateral for the Guaranteed Obligations or other assets of Borrower, any other Credit Party or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Lender by Guarantors hereunder and each Guarantor hereby further irrevocably and unconditionally waives and relinquishes, until the irrevocable and indefeasible payment in full in cash of the Guaranteed Obligations, any and all other benefits which such Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from such Guarantor, Borrower, any other Credit Party or any other Obligor upon the Guaranteed Obligations or realized from their property.  The foregoing waiver of rights is made in favor of Agent and the Lenders only and shall not be deemed a waiver of such rights for the benefit of Borrower, any other Guarantor, any other Credit Party or any other Obligor, or any other creditors of Borrower, Guarantors, any other Credit Party or any other Obligor.

(d)                                 Each Guarantor hereby irrevocably and unconditionally waives and relinquishes any right to revoke this Guaranty that Guarantors may now have or hereafter acquire.

(e)                                  Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor hereby irrevocably and unconditionally waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against Borrower or any other Credit Party.

(f)                                    Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by real property.  This means, among other things: (i) Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or any other Credit Party; and (ii) if Agent forecloses on any real property collateral pledged by Borrower or any other Credit Party: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) Agent may collect from Guarantors even if Agent, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Borrower or any other Credit Party.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have because the Guaranteed Obligations are secured by real property.

(g)                                 Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor hereby irrevocably and unconditionally waives and relinquishes, to the maximum extent such waiver or relinquishment is permitted by applicable law, all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Guaranty, each Guarantor’s obligations hereunder, the Collateral or any matter arising from or related to the foregoing.

5.                                       Subordination.  Each Guarantor hereby agrees that, after the occurrence and during the continuance of a Default or Event of Default, the payment of all amounts due with respect to any indebtedness now or hereafter owed to any Guarantor by Borrower or any other Credit Party is hereby subordinated in right of payment to the indefeasible payment in full to Agent, for the benefit of the Lenders, of the Guaranteed Obligations and, after the occurrence and during the continuance of a Default or Event of Default, all such amounts that are received in violation of this Section 5 are hereby assigned to Agent, for the ratable benefit of the Lenders, as security for the Guaranteed Obligations.

6.                                       Acceleration.  Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Loan Documents, the liability of Guarantors for the entirety of the Guaranteed Obligations shall mature and become immediately due and payable, upon the acceleration of the Guaranteed Obligations.

7.                                       Account Stated.  The books and records of Agent showing the account between Agent, the Lenders and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded and, in the absence of manifest error, shall be binding on Guarantors.

8.                                       Representations and Warranties.  Each Guarantor hereby represents and warrants to Agent and the Lenders the following (which shall survive the execution and delivery of this Guaranty):

(a)                                  Security Agreement.  Each of the representations and warranties made by such Guarantor in the Security Agreement is true and correct.

(b)                                 Survival of Warranties; Cumulative.  All representations and warranties contained in this Guaranty, the Security Agreement and each of the Loan Documents to which any Guarantor is a party shall survive the execution and delivery of this Guaranty and shall be conclusively presumed to have been relied on by Agent and the Lenders regardless of any investigation made or information possessed by Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

(c)                                  Each Guarantor has knowledge of the Borrower’s and each other Credit Party’s financial condition and affairs and has adequate means to obtain from the Borrower and each other Credit Party on an ongoing basis information relating thereto and to the Borrower’s and such other Credit Party’s ability to pay and perform its obligations under the Loan Documents, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect.  Each Guarantor acknowledges and agrees that the Lenders and the Agent shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of Guarantors nor to advise Guarantors of any fact respecting, or any change in, the financial condition or affairs of Borrower, any other Credit Party or any other Obligor that might become known to the Agent or any Lender at any time, whether or not the Agent or such Lender knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantors, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the obligations of Borrower or any other Credit Party under the Loan Documents.

(d)                                 It is in the best interests of Guarantors to execute this Guaranty inasmuch as Guarantors will derive substantial direct or indirect benefits from the loans, advances and other financial accommodations made from time to time to the Borrower or any other Credit Party by the Lenders pursuant to the Loan Agreement, and each Guarantor agrees that the Lenders and the Agent are relying on this representation in agreeing to make loans, advances and other financial accommodations to the Borrower and the other Credit Parties.

9.                                       Affirmative and Negative Covenants. Each Guarantor hereby reaffirms and confirms each of the affirmative and negative covenants, as applicable to such Guarantor and with all applicable grace or cure periods, set forth in the Security Agreement and the Loan Agreement, all of which are incorporated herein by this reference.

10.                                 Events of Default and Remedies.

(a)                                  Events of Default.  The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

(b)                                 Remedies.

(i)                                     At any time an Event of Default exists or has occurred and is continuing, Agent shall have all rights and remedies provided in this Guaranty, the Security Agreement, the other Loan Documents to which any Guarantor is a party, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Guarantors or any Obligor, except as such notice or consent is expressly provided for hereunder, in the Loan Agreement or any other Loan Document to which any Guarantor is a party, or required by applicable law.  All rights, remedies and powers granted to Agent hereunder, under any of the other Loan Documents or the Security Agreement to which any Guarantor is a party, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Guarantor of this Guaranty, the Security Agreement or any of the other Loan Documents to which any Guarantor is a party.  Agent may, at any time or times, proceed directly against any Guarantor to collect the Guaranteed Obligations without prior recourse to any other Obligor or any of the Collateral.

(ii)                                  Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, in addition to the rights granted to Agent under the Security Agreement or the Loan Agreement, Agent may, in its discretion and without limitation, accelerate the payment of all Guaranteed Obligations and demand immediate payment thereof to Agent (provided that, upon the occurrence of any Event of Default described in Article VIII(g) or (h) of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable).

11.                                 Termination.  This Guaranty is continuing, unlimited, absolute and unconditional.  All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty.  This Guaranty may not be terminated and shall continue so long as either (a) the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof) or (b) any non-contingent Guaranteed Obligations shall be outstanding.

12.                                 Reinstatement.  If any payment of any Guaranteed Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded, or if after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Lender is required to surrender, return or otherwise restore such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guaranty shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Guarantors shall be liable to pay to Agent and the Lenders, and do indemnify and hold Agent and the Lenders harmless for the amount of any payments or proceeds rescinded, invalidated, surrendered or returned.  This Section 12 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 12 shall survive the termination of this Guaranty.

13.                                 Amendments and Waivers.  Neither this Guaranty nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent and otherwise in accordance with the terms of the Loan Agreement, and as to any amendments or modifications, or any waivers in favor of Agent or any Lender, as also signed by an authorized officer of Guarantors.  Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or any Lender’s rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

14.                                 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)                                  The validity, interpretation and enforcement of this Guaranty and any dispute arising out of the relationship between Guarantors, Agent and the Lenders pursuant to this Guaranty or the other Loan Documents to which any Guarantor is a party, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York without giving effect to its choice of law provisions.

(b)                                 Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the state and federal courts located in the Montgomery County in the State of Maryland or the Borough of Manhattan in the State of New York, whichever Agent may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guaranty or any of the other Loan Documents to which any Guarantor is a party or in any way connected with or related or incidental to the dealings of Guarantors, Agent and the Lenders in respect of this Guaranty or any of the other Loan Documents to which any Guarantor is a party or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantors, Borrower or any other Credit Party and Agent and the Lenders pursuant to this Guaranty or the other Loan Documents to which any Guarantor is a party or the conduct of any such Persons in connection with this Guaranty, the other Loan Documents to which any Guarantor is a party or otherwise in connection with the transactions contemplated by the Loan Documents shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction having jurisdiction which Agent deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower, any other Credit Party or any Guarantor to Agent or to otherwise enforce its or the Lenders’ rights against any Guarantor or its property).

(c)                                  Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (postage prepaid, return receipt requested) directed to its address set forth on the signature page hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon Guarantors in any other manner provided under the rules of any such courts.

(d)                                 EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS

GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTORS AND AGENT OR ANY LENDER IN RESPECT OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH ANY GUARANTOR IS A PARTY OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH GUARANTOR OR AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS AND AGENT AND LENDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)                                  Neither Agent nor any Lender shall have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guaranty, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Person that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of such Person (as determined pursuant to a final, non-appealable order of a court of competent jurisdiction).  Except as prohibited by law, each Guarantor waives any right which it may have to claim or recover in any litigation with Agent or any Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Guarantor:  (i) certifies that none of Agent, any Lender or any of their respective representatives, agents or attorneys acting for or on behalf of such Person has represented, expressly or otherwise, that such Person would not, in the event of litigation, seek to enforce any of the waivers provided for in this Guaranty and (ii) acknowledges that in entering into this Guaranty and the other Loan Documents, Agent and the Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 14 and elsewhere herein and therein.  Except as prohibited by law, (A) each Guarantor and (B) by acceptance if this Guaranty, Agent and each Lender agree that no such party shall be liable to any other party with respect to this Guaranty on any theory of liability for any special, indirect, consequential or punitive damages.

15.                                 Notices.  All notices, requests and demands hereunder shall be made in accordance with the Loan Agreement to the addresses of the parties on the signature page hereto.

16.                                 Partial Invalidity.  If any provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

17.                                 Entire Agreement.  This Guaranty represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

18.                                 Successors and Assigns.  This Guaranty shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of Agent, each Lender and their respective successors, and transferees and assigns permitted under the Loan Agreement.  The liquidation, dissolution or termination of any Guarantor shall not terminate this Guaranty as to such entity or as to such Guarantor.

19.                                 Counterparts.  This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile shall be effective as delivery of a manually executed counterpart of this Guaranty.

20.                                 Interpretive Provisions.

(a)                                  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(b)                                 All references to Guarantors, Agent and any Lender pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns permitted under the Loan Agreement (including, without limitation, any receiver, trustee or custodian for such person or any of its assets or such person in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).

(c)                                  The words “hereof”, “herein”, “hereunder”, “this Guaranty” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not any particular provision of this Guaranty and as this Guaranty now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)                                 The word “including” when used in this Guaranty shall mean “including, without limitation”.

(e)                                  An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 13 or is waived or cured as provided in the Loan Agreement.

(f)                                    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(g)                                 Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(h)                                 The captions and headings of this Guaranty are for convenience of reference only and shall not affect the interpretation of this Guaranty.

(i)                                     This Guaranty may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(j)                                     This Guaranty is the result of negotiations among and has been reviewed by counsel to Agent, counsel to each Lender and counsel to Guarantors, and is the product of all parties.  Accordingly, this Guaranty shall not be construed against Agent or any Lender merely because of their involvement in its preparation.

IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty as of the day and year first above written.

EVOLVING SYSTEMS, INC., a Delaware corporation

By:	/s/ Brian R. Ervine
Name: Brian R. Ervine
Title: Executive Vice President, Chief Financial & Administrative Officer

Address:
9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Attention:	Anita T. Moseley, General Counsel
Telephone:	(303) 802-2599
FAX:	(303) 802-1138
E-Mail:	atm@evolving.com

TELECOM SOFTWARE ENTERPRISES, LLC, a Colorado limited liability company

By:	/s/ Brian R. Ervine
Name: Brian R. Ervine
Title: Executive Vice President, Chief Financial & Administrative Officer

Address:
9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Attention:	Anita T. Moseley, General Counsel
Telephone:	(303) 802-2599
FAX:	(303) 802-1138
E-Mail:	atm@evolving.com

EVOLVING SYSTEMS HOLDINGS, INC., a Delaware corporation

By:	/s/ Brian R. Ervine
Name: Brian R. Ervine
Title: Executive Vice President, Chief Financial & Administrative Officer

Address:
9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Attention:	Anita T. Moseley, General Counsel
Telephone:	(303) 802-2599
FAX:	(303) 802-1138
E-Mail:	atm@evolving.com

Accepted and Agreed this

14 day of November, 2005

CAPITALSOURCE FINANCE LLC,

a Delaware limited liability company,
as Agent

By:	/s/ Steven A. Museles
Name: Steven A. Museles
Title: Senior Vice President

Address:

4445 Willard Avenue, 12th Floor

Chevy Chase, Maryland  20815

Attention:  Corporate Finance Group, Portfolio Manager

Fax: (301) 841-2313

Phone:  (301) 841-2700